SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GENERAL CHEMICAL GRP

                    GAMCO INVESTORS, INC.
 					   5/16/01           38,500              .6177
					   6/04/01           11,700              .6000
   					   6/04/01           38,500              .6200
                    GABELLI ADVISERS, INC.
                                 6/04/01           30,800              .6200
                     GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                 6/04/01          408,562              .6200
                         GABELLI SMALL CAP GROWTH FUND
                                 6/04/01          862,400              .6200
                         GABELLI EQUITY TRUST
                                 6/04/01          200,200              .6200
                         GABELLI ASSET FUND
                                 6/04/01          462,000              .6200


          (1) THE TRANSACTIONS AT $0.62 ON 6/04/01 WERE IN CONNECTION WITH THE ISSUER'S RIGHTS OFFERING. ALL OTHER TRANSACTIONS WERE
  EFFECTED ON THE NYSE.